EXHIBIT 32.2

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the annual report of TransGlobe Energy Corporation (the “Registrant”) on Form 40-F for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Ferguson, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Ferguson
Name: David C. Ferguson
Title: Chief Financial Officer
March 18, 2011

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 40-F to which it relates, is not to be deemed filed with the Securities and Exchange Commission and is not to be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 40-F), except to the extent that the Registrant Specifically incorporates it by reference.